Exhibit 23.1

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.com

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CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement listed below of our report dated March 19, 2004 with respect to the consolidated financial statements of Dragon Pharmaceuticals Inc. & Subsidiaries included in its Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission. Form S-8 (No. 333-55794) pertaining to Stock Options granted to directors, technical advisors, and employees under stock option agreements. Form S-8 (No. 333-64342) pertaining to Kim Foo Tai.



                                         /s/ "MOORE STEPHENS ELLIS FOSTER LTD."
Vancouver, British Columbia                         Chartered Accountants
Canada
April 12, 2004



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                  A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world